EXHIBIT 95

Mine Safety and Health Administration Safety Data

We believe that Arch Resources, Inc. (“Arch Resources”) is one of the safest coal mining companies in the world.  Safety is a core value at Arch Resources and at our subsidiary operations.  We have in place a comprehensive safety program that includes extensive health & safety training for all employees, site inspections, emergency response preparedness, crisis communications training, incident investigation, regulatory compliance training and process auditing, as well as an open dialogue between all levels of employees.  The goals of our processes are to eliminate exposure to hazards in the workplace, ensure that we comply with all mine safety regulations, and support regulatory and industry efforts to improve the health and safety of our employees along with the industry as a whole.

The operation of our mines is subject to regulation by the Federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (Mine Act).  MSHA inspects our mines on a regular basis and issues various citations, orders and violations when it believes a violation has occurred under the Mine Act.  We present information below regarding certain mining safety and health violations, orders and citations, issued by MSHA and related assessments and legal actions and mine-related fatalities with respect to our coal mining operations.  In evaluating the above information regarding mine safety and health, investors should take into account factors such as: (i) the number of citations and orders will vary depending on the size of a coal mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process are often reduced in severity and amount, and are sometimes dismissed or vacated.

The table below sets forth for the three months ended September 30, 2020 for each active MSHA identification number of Arch Resources and its subsidiaries, the total number of: (i) violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act for which the operator received a citation from MSHA; (ii) orders issued under section 104(b) of the Mine Act; (iii) citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act; (iv) flagrant violations under section 110(b)(2) of the Mine Act; (v) imminent danger orders issued under section 107(a) of the Mine Act; (vi) proposed assessments from MHSA (regardless of whether Arch Coal has challenged or appealed the assessment); (vii) mining-related fatalities; (viii) notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under section 104(e) of the Mine Act; (ix) notices from MSHA regarding the potential to have a pattern of violations as referenced in (viii) above; and (x) pending legal actions before the Federal Mine Safety and Health Review Commission (as of September 30, 2020) involving such coal or other mine, as well as the aggregate number of legal actions instituted and the aggregate number of legal actions resolved during the reporting period.

Mine or Operating Name / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed (in thousands) ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (Yes/No)	Received Notice of Potential to Have Pattern of Violations Under Section 104(e) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of Last Day of Period(1) (#)
Active Operations
Vindex Cabin Run / 18-00133	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Bismarck / 46-09369	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Jackson Mt. / 18-00170	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Wolf Den Run / 18-00790	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Energy / Vindex / 46-02151	—	—	—	—	—	—	—	No	No	—	—	—
Vidnex Energy / Carlos Surface / 18-00769	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Energy / Douglas Island / 18-00749	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Energy / Dobbin Ridge Prep Plant / 46-07837	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Energy / Frostburg Blend Yard / 18-00709	—	—	—	—	—	—	—	No	No	—	—	—
Beckley Pocahontas Mine / 46-05252	11	1	—	—	—	55.9	—	No	No	3	3	3
Beckley Pocahontas Plant / 46-09216	—	1	—	—	—	—	—	No	No	—	—	—
Coal Mac Holden #22 Prep Plant / 46-05909	—	—	—	—	—	—	—	No	No	—	—	—
Coal Mac Ragland Loadout / 46-08563	—	—	—	—	—	—	—	No	No	—	—	—
Coal Mac Holden #22 Surface / 46-08984	—	—	—	—	—	—	—	No	No	—	—	—
Eastern Birch River Mine / 46-07945	—	—	—	—	—	—	—	No	No	—	—	—
Sentinel Mine / 46-04168	35	—	—	—	—	72.9	—	No	No	2	1	2
Sentinel Prep Plant / 46-08777	—	—	—	—	—	—	—	No	No	—	—	—

Mingo Logan Mountaineer II / 46-09029	29	1	—	—	-—	18.6	—	No	No	2	3	2
Mingo Logan Cardinal Prep Plant / 46-09046	2	—	—	—	—	1.9	—	No	No	—	—	—
Mingo Logan Daniel Hollow / 46-09047	—	—	—	—	—	—	—	No	No	—	—	—
Leer #1 Mine / 46-09192	5	—	—	—	—	9.8	—	No	No	3	3	—
Arch of Wyoming Elk Mountain / 48-01694	—	—	—	—	—	—	—	No	No	—	—	—
Black Thunder / 48-00977	—	—	—	—	—	—	—	No	No	—	—	—
Coal Creek / 48-01215	—	—	—	—	—	—	—	No	No	—	—	—
West Elk Mine / 05-03672	4	—	—	—	—	30.0	—	No	No	—	—	1
Viper Mine / 11-02664	6	—	—	—	—	6.6	—	No	No	—	—	—
Leer #1 Prep Plant / 46-09191	—	—	—	—	—	—	—	No	No	—	—	—
Wolf Run Mining – Sawmill Run Prep Plant / 46-05544	—	—	—	—	—	—	—	No	No	—	—	—
Wolf Run Mining / Imperial / 46-09115	—	—	—	—	—	—	—	No	No	—	—	—
Wolf Run Mining / Upshur / 46-05823	—	—	—	—	—	—	—	No	No	—	—	—

(1)	See table below for additional details regarding Legal Actions Pending as of September 30, 2020.

Mine or Operating Name/MSHA Identification Number	Contests of Citations, Orders (as of September 30, 2020)	Contests of Proposed Penalties (as of September 30, 2020)	Complaints for Compensation (as of September 30, 2020)	Complaints of Discharge, Discrimination or Interference (as of September 30, 2020)	Applications for Temporary Relief (as of September 30, 2020)	Appeals of Judges’ Decisions or Orders (as of September 30, 2020)
Beckley Pocahontas Mine / 46-05252	—	3	—	—	—	—
Mingo Logan Mountaineer II / 46-09029	—	2	—	—	—	—
Mountain Coal / West Elk / 05-03672	—	1	—	—	—	—